Exhibit 99.1

October 22, 2025

YPF Matter Update

In response to investor inquiries and in light of the forthcoming oral argument of the YPF Main Appeal, Burford Capital Limited (“Burford”) provides this update on the status and expected timeline of the YPF matter in the US and foreign courts. For the convenience of investors, this press release synthesizes information from many different public sources; it does not contain any information that is not already publicly available.

Appeal of the September 2023 Final Judgment

In September 2023, the US District Court for the Southern District of New York (the “District Court”) granted judgment in favor of plaintiffs Petersen and Eton Park against the Republic of Argentina (the “Republic” or “Argentina”) in an amount of approximately $16 billion, including approximately $8 billion of pre-judgment interest for the 11 years that had elapsed since Argentina’s failure to tender for YPF shares upon its renationalization (the “Judgment”). The District Court also dismissed plaintiffs’ case against YPF as a defendant separate from the Republic.

The Republic appealed the Judgment to the US Court of Appeals for the Second Circuit (the “Second Circuit”), plaintiffs appealed the dismissal of YPF, and YPF conditionally cross-appealed. We will call these three appeals collectively the “Main Appeal.”

The Main Appeal has been fully briefed and is scheduled for oral argument before a three-judge panel of the Second Circuit at 11:00am New York City time on Wednesday, October 29, 2025. The membership of the panel will be released on October 23, 2025. The parties proposed and the Second Circuit agreed to allot 30 minutes of argument time per side on the Republic’s appeal and 10 minutes of argument time total per side on plaintiffs’ appeal and YPF’s conditional cross-appeal.

The Second Circuit live streams audio of oral arguments and subsequently makes the recordings available on its website. The live stream and recordings are available at: https://www.ca2.uscourts.gov/. Note that judges regularly ask searching questions and make comments at oral argument to test the parties’ positions, as opposed to revealing their own; attempting to divine a judge’s inclination with respect to a case from his or her conduct at oral argument is an unreliable undertaking.

There appears to be some confusion among investors between this appeal and a separate appeal of the District Court’s Turnover Order, which we discuss below. The US Government has not taken any position or made any filing with respect to the Main Appeal. The only position taken by the United States as to issues relating to the Main Appeal was its 2019 filing (during the first Trump Administration) before the Supreme Court of the United States (the “Supreme Court”), in which the Government took the position that this case was properly before the US courts. Consistent with that position, the Supreme Court denied review, making the Second Circuit’s affirmance of the District Court’s earlier jurisdictional order final.

Next Steps in the Main Appeal

After oral argument, the Second Circuit panel will deliberate and write an opinion in the case. There is no deadline or convention about the timing for the release of that opinion and its accompanying judgment, which will simply be released without prior notice on the public docket when they are complete. It would be reasonable to expect the opinion and judgment to be released in a period from several months to a year following oral argument, but individual judges work at different speeds and many factors can affect the timing of opinion release, meaning the opinion could be released earlier or later than that range. The Second Circuit will not provide any updates or estimates about the timing of an opinion’s release.

Once the Second Circuit issues its opinion and judgment, a party dissatisfied with the outcome can seek rehearing (by the same three-judge panel) or rehearing en banc (by all 13 of the active judges on the Second Circuit). Requests for rehearing must generally be made within 14 days of the issuance of the judgment and are typically disposed of within one or two months. Requests for rehearing en banc are disfavored and rarely granted.

Within 90 days of the release of the Second Circuit’s opinion and judgment (or within 90 days of the disposition of any rehearing application), any party can petition the Supreme Court to review the Second Circuit’s decision. There is no appeal as of right to the Supreme Court, and the Supreme Court accepts only a small number of cases each year, with a focus on cases that present an important legal question; the rate at which petitions are granted varies from year to year but is generally in the low single digits.

Once a petition has been filed, oppositions to the petition are due within 30 days. Once an opposition has been filed, the petition is circulated to the Supreme Court for review no less than 14 days later (during which period a reply, if appropriate, can be filed). The Supreme Court holds regular conferences to consider petitions and decides most petitions quickly, generally within about a month after the petition is distributed, other than during its summer recess.

It is possible that instead of immediately denying or granting a petition, the Supreme Court could call for the views of the US Solicitor General (“CVSG”) as to whether the petition should be granted, as occurred in the jurisdictional appeal in this case in 2019. A CVSG will add some months to the decision process, depending on the speed at which the Solicitor General prepares their brief. For context, in the prior proceedings in this case, the Supreme Court called for the views of the Solicitor General on January 7, 2019; the Solicitor General filed his brief on May 21, 2019; and the Supreme Court denied the petition on June 24, 2019.

If the petition is denied, there are no further opportunities to challenge the Second Circuit’s judgment in the US courts, and it becomes final.

If the petition is granted, the Supreme Court hears oral arguments from October to April each year, and it decides cases argued in that period by the end of June. If the petition is granted by mid-January, oral argument will typically be scheduled during the current term; a grant after mid-January would generally result in oral argument being scheduled in the following term.

Indicative Timetable

Because court procedure can be difficult to follow, we have prepared this example of the application of the foregoing procedural discussion. This is an entirely hypothetical application of the rules, and it does not suggest or predict any particular timing for this case. This example assumes (i) that the

Second Circuit decision affirms the District Court and is released six months after oral argument; (ii) that rehearing is sought and denied 45 days thereafter; (iii) that the Supreme Court’s review is sought; and (iv) that there is no CVSG.

Based on those assumptions, the timing would unfold as follows:

•Oral argument: October 29, 2025
•Second Circuit releases opinion and judgment affirming the District Court six months later: April 29, 2026
•Deadline to file for rehearing in the Second Circuit (14 days after judgment): May 13, 2026
•Second Circuit denies rehearing 45 days later: June 29, 2026
•Deadline to file for review at the Supreme Court (90 days after denial of rehearing): September 28, 2026
•Petition eligible for circulation to Supreme Court conference after 30 days for responses and 14-day waiting period: November 12, 2026
•Petition denied without further proceedings; end of case: December 4, 2026
OR

•Petition granted: oral argument; decision by June 30, 2027
It is important to bear in mind that Argentina routinely attempts to delay court proceedings, and although those efforts are not always successful, it is certainly possible that Argentina will be granted extensions of some of the deadlines contained in the court rules.

Enforcement Activity in the District Court

Because Argentina did not comply with the District Court’s conditions for a stay of the Judgment pending appeal, the Judgment has been enforceable since January 11, 2024. The District Court remains the US court overseeing discovery in aid of enforcement, as well as other enforcement proceedings.

Since the Judgment became enforceable, the District Court has:

•Received 31 motions concerning post-judgment discovery;
•Held seven live hearings on discovery disputes; and
•Issued nine written and oral discovery orders.
The District Court’s orders have included:

•On May 28, 2024, the District Court ordered the Republic to produce documents related to the possible alter-ego relationships between the Republic, on the one hand, and YPF and the Banco Central de la República Argentina (“BCRA”), on the other. On the same date, the District Court ordered YPF to produce documents related to its relationship with the Republic.
•On January 14, 2025, the District Court granted plaintiffs’ motion to compel the Republic’s production of (i) SWIFT messages concerning the Republic’s bank accounts outside Argentina;

(ii) documents concerning the Republic’s bank accounts in Argentina and the US; and (iii) documents concerning the Republic’s gold reserves.
•On July 29, 2025, the District Court ordered the Republic to produce internal communications between and among certain current and former government officials concerning YPF and BCRA. In its ruling, the District Court noted that, “given all of the Republic’s delay tactics in these cases, the Court is unpersuaded that the Republic’s discovery efforts to date are enough to tilt the factor of good faith in its favor.” The District Court also ordered the Republic to collect and produce communications involving the same individuals on their personal email and messaging accounts (so-called “off-channel” communications), because “officials are conducting official business on their personal accounts.” Finally, the District Court ordered alter-ego discovery as to the Republic’s relationships with Banco de la Nacion Argentina, Aerolineas Argentinas, and Energía Argentina Sociedad Anónima.
•On October 9, 2025, the District Court ordered the Republic: (i) to collect and produce off-channel communications by October 30, 2025; (ii) to produce its preservation notices on a without-prejudice basis and to send additional preservation notices to former officials; and (iii) to identify a Rule 30(b)(6) witness within two weeks to testify on seven topics identified by plaintiffs.
In response to those rulings, Argentina has produced more than 12,000 documents and remains subject to further ongoing production obligations.

The plaintiffs have also issued more than 80 third-party subpoenas for discovery in aid of enforcement.

Argentina has also sought to appeal the District Court’s “off-channel” document production order to the Second Circuit. That appeal has been docketed in the Second Circuit; Argentina’s opening brief is due on November 19, 2025.

The Turnover Order

One of the many enforcement approaches pursued by plaintiffs is to seek a “turnover order” under New York law, requiring Argentina to turn over its YPF shares to plaintiffs.

A turnover order is a longstanding, well-established tool of judgment enforcement law that essentially requires a judgment debtor to turn over property to the judgment creditor so that it can be enforced against to satisfy the judgment. For example, a New York court has the authority to order a judgment debtor to remove its property from a foreign jurisdiction and bring it to New York so it can form part of the satisfaction of the judgment; otherwise, judgment debtors could evade enforcement simply by stashing property in other jurisdictions.

As the District Court held, the same principle applies equally to commercial assets belonging to a foreign sovereign that is a judgment debtor and over which the court has personal jurisdiction. Accordingly, the District Court rejected the contrary view expressed by the US Government and required Argentina to transfer its YPF shares to an account in the United States so the ownership interests in those YPF shares can be turned over to plaintiffs (the “Turnover Order”).

The District Court then denied the Republic’s motion for a stay of the Turnover Order. The District Court noted that “the Republic has abused the Court’s accommodations and thus will not be given additional ones.”

Argentina appealed the Turnover Order to the Second Circuit, which has stayed its enforcement until the appeal can be heard. Briefing on the appeal is scheduled to be completed by December 12, 2025, with oral argument to be scheduled thereafter.

The appeal of the Turnover Order is separate and distinct from the Main Appeal. The issues presented in the Turnover Appeal are quite narrow but have attracted interest from a number of governments, including the United States, who do not relish the idea of judgment creditors being able to require turnover of government-owned commercial assets located in another country. Resolution of the issues presented in the Turnover Order has nothing to do with the Main Appeal, and the appeal of the Turnover Order will be resolved on its merits in due course and in a separate proceeding from the Main Appeal.

International Recognition and Enforcement

Before a US judgment can be enforced in a foreign country, the courts of that country must recognize the judgment. Each jurisdiction has its own body of law governing judgment recognition; generally, the foreign court will review the judgment for adequacy and compliance with the policy of the foreign state, but will not conduct an in-depth re-trial of the underlying merits.

However, because the Judgment is against a sovereign, most foreign courts will also permit the sovereign to raise objections to the foreign court’s jurisdiction, which the foreign court will evaluate applying its own principles of sovereign immunity as opposed to adopting US principles. Consistent with its overall tactical approach of delay and obfuscation, Argentina thus regularly objects to the jurisdiction of foreign courts, forcing adjudication of that issue, along with interposing other procedural objections such as to proper service of process.

Recognition proceedings are presently pending in the United Kingdom, France, Ireland, Canada, Australia, Luxembourg, Brazil and Cyprus; Argentina is resisting each proceeding vigorously.

# # #

While Burford offers in this press release its best understanding of the facts relating to the status and expected timeline of the YPF matter, the YPF matter remains in active litigation and all litigation carries significant risks of uncertainty and unpredictability until final resolution, including the risk of total loss. Burford disclaims, to the fullest extent permitted by law, any obligation to update or revise its views and interpretation as the litigation proceeds. Moreover, Burford is and will continue to be constrained by legal privilege and client confidences in terms of the scope of its ability to speak publicly about the YPF matter.

Burford further cautions that there are meaningful remaining risks in the YPF matter, including further proceedings before US and foreign courts, appeals, enforcement and collateral litigation in other jurisdictions. Finally, litigation matters often resolve for considerably less than the amount of any judgment rendered by the courts and, to the extent that any settlement or resolution discussions occur in the YPF matter, no public communication about those discussions will be possible until their conclusion.

For further information, please contact:

Burford Capital Limited
For investor and analyst inquiries:
Americas: Josh Wood, Head of Investor Relations - email	+1 212 516 5824

EMEA & Asia: Rob Bailhache, Head of EMEA & Asia Investor Relations - email	+44 (0)20 3530 2023
For press inquiries:
David Helfenbein, Senior Vice President, Public Relations - email	+1 646 504 7074

Deutsche Numis - NOMAD and Joint Broker	+44 (0)20 7260 1000
Giles Rolls
Charlie Farquhar

Jefferies International Limited - Joint Broker	+44 (0)20 7029 8000
Graham Davidson
James Umbers

Berenberg – Joint Broker	+44 (0)20 3207 7800
Toby Flaux
James Thompson
Yasmina Benchekroun

About Burford Capital

Burford Capital is the leading global finance and asset management firm focused on law. Its businesses include litigation finance and risk management, asset recovery and a wide range of legal finance and advisory activities. Burford is publicly traded on the New York Stock Exchange (NYSE: BUR) and the London Stock Exchange (LSE: BUR) and works with companies and law firms around the world from its global network of offices.

For more information, please visit www.burfordcapital.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any ordinary shares or other securities of Burford.

This press release does not constitute an offer of any Burford private fund. Burford Capital Investment Management LLC, which acts as the fund manager of all Burford private funds, is registered as an investment adviser with the US Securities and Exchange Commission. The information provided in this press release is for informational purposes only. Past performance is not indicative of future results. The information contained in this press release is not, and should not be construed as, an offer to sell or the solicitation of an offer to buy any securities (including interests or shares in any of Burford private funds). Any such offer or solicitation may be made only by means of a final confidential private placement memorandum and other offering documents.

Forward-looking statements

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